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                                                                    EXHIBIT (12)
                             CMS ENERGY CORPORATION
                       Ratio of Earnings to Fixed Charges
                              (Millions of Dollars)


                                            Six Months Ended           Years Ended December 31 -
                                             June 30, 2004       2003     2002       2001       2000       1999
------------------------------------------------------------------------------------------------------------------
                                                                        Restated  Restated
                                                       (b)        (c)      (d)        (e)        (f)
Earnings as defined (a)
Consolidated net income                                $ 9     $ (44)     $(650)   $ (459)       $  5      $ 277
Discontinued operations                                  2       (23)       274       128         (83)       (70)
Income taxes                                           (10)       58        (41)      (94)         72         64

Exclude equity basis subsidiaries                      (44)      (41)       (39)        68       (171)       (45)

Fixed charges as defined, adjusted to
  exclude capitalized interest of $3, $9, $16, $35,
  $47, and $41 million for the six months
  ended June 30, 2004 and the years ended
  December 31, 2003, 2002, 2001, 2000, and
  1999, respectively                                   297       589        427       478         417        532
                                                    --------------------------------------------------------------
Earnings as defined                                 $  254     $ 539     $  (29)    $ 121       $ 240      $ 758
                                                    ==============================================================


Fixed charges as defined (a)
Interest on long-term debt                           $ 285     $ 531      $ 404     $ 420       $ 420      $ 502
Estimated interest portion of lease rental               4         8         10        11          11         11
Other interest charges                                  12        59         32        83          34         58
                                                    --------------------------------------------------------------
Fixed charges as defined                             $ 301     $ 598      $ 446     $ 514       $ 465      $ 571
                                                    ==============================================================


Ratio of earnings to fixed charges and
 preferred securities dividends and distributions        -         -          -         -           -       1.33
                                                     =============================================================


NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the six months ended June 30, 2004, fixed charges exceeded earnings by $47 million. Earnings as defined include $125 million of asset impairment charges. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.26 excluding this amount.

(c) For the year ended December 31, 2003, fixed charges exceeded earnings by $59 million. Earnings as defined include $95 million of asset impairment charges. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.06 excluding these amounts.

(d) For the year ended December 31, 2002, fixed charges exceeded earnings by $475 million. Earnings as defined include $602 million of asset impairments charges. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.28 excluding these amounts.

(e) For the year ended December 31, 2001, fixed charges exceeded earnings by $393 million. Earnings as defined include $323 million of asset impairments charges.

(f) For the year ended December 31, 2000, fixed charges exceeded earnings by $225 million. Earnings as defined include a $329 million pretax impairment loss on the Loy Yang investment. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.22 excluding this amount.

                             CMS ENERGY CORPORATION
    Ratio of Earnings to Fixed Charges and Preferred Securities Dividends and
                                  Distributions
                              (Millions of Dollars)



                                            Six Months Ended           Years Ended December 31 -
                                             June 30, 2004        2003     2002       2001       2000      1999
------------------------------------------------------------------------------------------------------------------
                                                                        Restated    Restated
                                                       (b)        (c)       (d)      (e)          (f)
Earnings as defined (a)
Consolidated net income                                $ 9     $  (44)     $(650)   $ (459)       $  5      $ 277
Discontinued operations                                  2        (23)       274       128         (83)       (70)
Income taxes                                           (10)        58        (41)      (94)         72         64

Exclude equity basis subsidiaries                      (44)       (41)       (39)       68        (171)       (45)

Fixed charges as defined, adjusted to
  exclude capitalized interest of $3, $9, $16, $35,
  $47, and $41 million for the six months
  ended June 30, 2004 and the years ended
  December 31, 2003, 2002, 2001, 2000, and
  1999, respectively                                   309        608        565       631         562        625
                                                    --------------------------------------------------------------
Earnings as defined                                 $  266      $ 558      $ 109     $ 274       $ 385      $ 851
                                                    ==============================================================



Fixed charges as defined (a)
Interest on long-term debt                           $ 285      $ 531      $ 404     $ 420      $ 420      $ 502
Estimated interest portion of lease rental               4          8         10        11         11         11
Other interest charges                                  12         59         32        83         34         58
Preferred securities dividends and
  distributions                                         12         19        135       152        144         95
                                                    --------------------------------------------------------------
Fixed charges as defined                             $ 313      $ 617      $ 581     $ 666      $ 609      $ 666
                                                    ==============================================================


Ratio of earnings to fixed charges and
 preferred securities dividends and distributions        -          -          -         -          -      1.28
                                                     =============================================================


NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) For the six months ended June 30, 2004, fixed charges exceeded earnings by $47 million. Earnings as defined include $125 million of asset impairment charges. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.25 excluding this amount.

(c) For the year ended December 31, 2003, fixed charges exceeded earnings by $59 million. Earnings as defined include $95 million of asset impairment charges. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.06 excluding these amounts.

(d) For the year ended December 31, 2002, fixed charges exceeded earnings by $472 million. Earnings as defined include $602 million of asset impairments charges. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.22 excluding these amounts.

(e) For the year ended December 31, 2001, fixed charges exceeded earnings by $392 million. Earnings as defined include $323 million of asset impairments charges.

(f) For the year ended December 31, 2000, fixed charges exceeded earnings by $224 million. Earnings as defined include a $329 million pretax impairment loss on the Loy Yang investment. The ratio of earnings to fixed charges and preferred securities dividends and distributions would have been 1.17 excluding this amount.